UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10-56145240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, Vincent T. Lowry, an independent member of the Board of Directors (the “Board”) of of Datasea Inc. (the “Company”) resigned from his directorship and all his positions from the committees of the Board, i.e., Chair of the Audit Committee, member of the Compensation Committee and member of the Nomination and Corporate Governance Committee, effective immediately. Mr. Lowry’s resignation is not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. On August 3, 2021, the Board appointed Mr. Stephen (Chun Kwok) Wong to fill all the vacancies left by Mr. Lowry.

Mr. Wong, age 39, currently serves Managing Director of DW Consulting Corporation Limited, where his job duties include financial due diligence, bank financing and corporate restructuring and advising clients on various subjects such as company structure and internal control system. Mr. Wong used to be the Company’s independent director from December 2018 to November 2020. Mr. Wong served as the group financial controller for Fitness World (Group) Limited and MJ Medical Beauty Limited from February 2017 to August 2018. He was a senior associate at Pricewaterhouse Coopers Limited (PwC) from January 2016 to January 2017. He worked at Moore Stephens Associates Limited (Hong Kong) as a senior associate from October 2010 to December 2015. He was a supervisor at KLC Kennic Lui & Co. from July 2009 to August 2010 and an auditor at KLC CPA Limited from October 2005 to June 2008. Mr. Wong studied accounting and received his Bachelor of Commerce degree in Accounting from Macquarie University in Sydney, Australia in 2005.

The Company is to pay RMB5,000 (approximately US$774) per month as compensation to Mr. Wong for his directorship and serving on the three committees.

On August 1, 2021, Mr. Jijin Zhang tendered his resignation as the Chief Financial Officer of the Company due to personal reasons. On the same date, the Board of the Company appointed Ms. Mingzhou Sun to be the new Chief Financial Officer of the Company.

Ms. Sun, age 52, has over 20 years of experience in the accounting and auditing industry. Since September 2019, Ms. Sun has been serving as the accounting director of the Company, being responsible for preparing the Company’s accounting documents in connection with the Company’s registration statements and periodic reports filed with the U.S. Securities and Exchange Commission in the past. From March 2018 to September 2019, Ms. Sun was a partner at Beijing Mingye Accounting Firm, where she helped her clients establish the internal financial control system, analyze national tax policies and issue various tax related reports. From July 2012 to January 2018, Ms. Sun served as Vice President and Chief Financial Officer at sun seven star investment group. From March 2008 to June 2011, she served as Chief Financial Officer at Golden State Holding Group (USA). Prior to that, Ms. Sun also served as the financial director and manager at various companies. Ms. Sun is a registered CPA and Certified Public Valuer in China. She also holds a level 2 certificate of the Association of Chartered Certified Accountants. Ms. Sun received her Bachelor degree in Accounting from Renmin University of China in 1991.

In connection with Ms. Sun’s appointment, on August 1, 2021, the Company and Ms. Sun entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Sun shall receive a monthly compensation of RMB20,000 (approximately $3,091). The term of the Employment Agreement is three years, with the first six months to be the probationary period. Ms. Sun’s employment can be terminated upon both parties mutual consent. The Company may terminate the Employment Agreement if Ms. Sun does not meet the qualifications for this position during the probationary period. The Company may also terminate the Employment Agreement by giving 30 days’ written notice upon the occurrence of certain events, including Ms. Sun’s failure to perform her duties as the Company’s Chief Financial Officer due to illness. Ms. Sun may terminate her employment with the Company immediately upon the occurrence of certain events, including the Company’s failure to pay her salary in full on time. Ms. Sun’s employment is also subject to customary benefits such as paid time off, sickness allowance, and other rights and benefits.

There is no family relationship between each of Ms. Sun and Mr. Wong and any of our other officers and directors. Except for the compensation arrangements described above, none of which involved an amount in excess of $120,000, neither Mr. Wong nor Ms. Sun has had any transactions with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibits 10.1, which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit
10.1*	English Translation of the Employment Agreement, dated August 1, 2021, by and between the Company and Mingzhou Sun

* Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules (or similar attachments) to the exhibit are omitted according to Item 601(a)(5) of Regulation S-K because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2021

DATASEA INC.

By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer